UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2022 (February 16, 2022)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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200 Oceangate, Suite 100,	Long Beach,	California	90802
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2022, Molina Healthcare, Inc. (the “Company”) entered into an amendment of employment agreement with Joseph M. Zubretsky, 65, the Company’s President and Chief Executive Officer (the “amendment”). The amendment changes the amended and restated employment agreement entered into by the Company and Mr. Zubretsky as of September 8, 2021 (the “existing agreement”) previously reported and described in the Company’s Form 8-K current report filed on September 9, 2021.
The amendment continues Mr. Zubretsky’s employment as President and Chief Executive Officer of the Company under the same general terms and conditions as was the case under the existing agreement, but amends the existing agreement to increase Mr. Zubretsky’s target bonus from 150% to 200% of his annual base salary in effect for 2022 and future years during the term of his employment, with a maximum payout of 400% of his annual base salary then in effect.
The foregoing description of the amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment. A copy of the amendment is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description
10.1	Amendment of Employment Agreement, dated February 16, 2022, by and between Joseph M. Zubretsky and Molina Healthcare, Inc.
104	Cover Page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on February 16, 2022 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	February 16, 2022	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary